Exhibit 24.01

LABORATORY CORPORATION OF AMERICA HOLDINGS

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Laboratory Corporation of America Holdings, a Delaware corporation (the “Corporation”), hereby constitute and appoint David P. King, Glenn A. Eisenberg and F. Samuel Eberts III, or each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign an automatic shelf registration statement on Form S-3 (the “Registration Statement”) of the Corporation relating to the registration for offer and sale by the Corporation of an unlimited amount of its securities, and any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Name and Title	Date

/s/ David P. King David P. King Chairman of the Board, President, Chief Executive Officer and Director	July 26, 2017

/s/ Glenn A. Eisenberg Glenn A. Eisenberg Executive Vice President, Chief Financial Officer	July 26, 2017

/s/ Edward T. Dodson Edward T. Dodson Senior Vice President, Chief Accounting Officer	July 26, 2017

/s/ Kerrii B. Anderson Kerrii B. Anderson Director	July 26, 2017

/s/ Jean-Luc Bélingard Jean-Luc Bélingard Director	July 26, 2017

/s/ D. Gary Gilliland, M.D., Ph.D. D. Gary Gilliland, M.D., Ph.D. Director	July 26, 2017

/s/ Garheng Kong, M.D., Ph.D. Garheng Kong, M.D., Ph.D. Director	July 26, 2017

/s/ Robert E. Mittelstaedt, Jr. Robert E. Mittelstaedt, Jr. Director	July 26, 2017

/s/ Peter M. Neupert Peter M. Neupert Director	July 26, 2017

/s/ Richelle Parham Richelle Parham Director	July 26, 2017

/s/ Adam H. Schechter Adam H. Schechter Director	July 26, 2017

/s/ R. Sanders Williams, M.D. R. Sanders Williams, M.D. Director	July 26, 2017